Exhibit 10.18

ACCOUNT CONTROL AGREEMENT

This Account Control Agreement ("Agreement") is made as of November 10, 2025 ("Effective Date") by and among ANCHORAGE DIGITAL BANK N.A., a national trust bank ("Custodian"), FalconX Charlie, Inc., as agent for itself and any parties for which it may act as agent (in such capacity, "Secured Party"), and Parataxis Holdings LLC ("Pledgor") (each a "Party" and collectively, the "Parties").

WITNESSETH:

WHEREAS, Pledgor has established an account with Custodian and has executed a master custody services agreement (as amended, restated, supplemented or otherwise modified in effect from time to time) with Custodian (the "Custodial Agreement") in regard to any accounts of the Pledgor held at the Custodian thereunder (each a "Custodial Account");

WHEREAS, Pledgor and Secured Party, among others, have entered into a Master Lending Agreement dated as of October 6, 2025 (as amended, restated, supplemented or otherwise modified and in effect from time to time, the "Transaction Agreement") pursuant to which Pledgor has granted or will grant to Secured Party a security interest in certain assets specified by Pledgor and identified to the Custodian as Collateral (as defined below) under applicable law and regulations in Pledgor Account (the "Security Interest"); and

WHEREAS, Pledgor and Secured Party wish to induce Custodian to recognize the Security Interest and facilitate the exercise by Secured Party of control over Pledgor Account (as defined below), and Custodian is willing to so recognize the Security Interest in consideration of Pledgor and Secured Party's entering into this Agreement and of the receipt of indemnification agreements from each of Pledgor and Secured Party in favor of Custodian, as more fully set forth herein.

NOW, THEREFORE, in exchange for good, valuable and adequate consideration, the mutual receipt and sufficiency of which is hereby irrevocably presumed, Custodian, Secured Party, and Pledgor agree as follows:

1.	COLLATERAL; SECURITY INTEREST.

(i)	Pledgor shall deposit Collateral (as defined below) into separate account(s) or vault(s) held at the Custodian to segregate Collateral for the benefit of Secured Party (collectively, the "Pledgor Account"), from other assets held at the Custodian under Custodial Agreement. Pledgor and Secured Party hereby instruct Custodian that all of Pledgor's right, title and interest in Pledgor Account, together with (a) all Digital Assets (defined below) held therein, and (b) all investments, funds, securities, instruments and other property therein and all profits, interest, dividends, income, distributions and cash and non-cash proceeds thereof (collectively referred to as the "Collateral"), are to be held in Pledgor Account subject to a security interest in favor of Secured Party (except as otherwise provided herein).

(ii)	The parties agree and acknowledge that:

a.	"Deposit Account" means each sub-account under the Pledgor Account established to hold cash Collateral.

b.	"Digital Asset" means any digital asset supported by Custodian, or any of its affiliates.

c.	"Notice of Exclusive Control" is defined in Section 4(i) of this Agreement.

d.	"Securities Account" means each sub-account under the Pledgor Account established to hold Collateral other than cash.

(i) Sub-Account. The parties agree that the Deposit Account and the Securities Account are separate sub-accounts under the Pledgor Account.

(ii) Pledgor represents and warrants to Custodian that the only assets that will be held in the Deposit Account will be cash (cash denominated in United States Dollars) and the only assets held in the Securities account will be Digital Assets or Securities (as defined in the Transaction Agreement. Any risk of loss on the inability to liquidate or transfer such assets is borne by Pledgor and not Custodian.

(iii) By execution hereof, Custodian acknowledges that the Pledgor Account and the Collateral now or hereafter contained in Pledgor Account pursuant to the terms of this Agreement shall be subject to a first priority security interest in favor of Secured Party. Pledgor and Secured Party acknowledge and agree that Custodian is not responsible for determining the validity of the Security Interest, of any pledge of the Collateral by Pledgor and/or by Secured Party, or of any instructions originated by Secured Party. The Custodian (i) qualifies as a "securities intermediary," as defined in UCC §8-102 with respect to the Pledgor Account, and agrees that, for the purposes of this Agreement, its "jurisdiction" for purposes of Article 8 of the UCC shall be the State of South Dakota. The Pledgor Account is a "securities account" as defined in UCC §8-501(a). The Pledgor is the entitlement holder with respect to the Pledgor Account. Custodian, in its capacity as a "securities intermediary", to the extent the same may be applicable, shall hold within the Pledgor Account as pledgee in accordance with the terms of this Agreement, all Collateral pledged by Pledgor to Secured Party pursuant to the Transaction Agreement.

(iv) Custodian, Secured Party and Pledgor expressly agree that the Collateral is to be treated as "financial assets" under the UCC and this Agreement shall be deemed to grant "control" as defined in UCC §8-106 over the Collateral and the Pledgor Account to the Secured Party. Pledgor appoints Custodian to perform its duties with respect to the Pledgor Account set forth hereinafter and authorizes Custodian to hold Collateral in the Pledgor Account. Custodian hereby accepts such appointment and agrees to establish and maintain the Pledgor Account.

2.	REPRESENTATIONS.

(i) Custodian hereby represents and warrants that:

a.	Custodian is a qualified custodian as defined under the Investment Advisers Act of 1940, as amended;

b.	Except (a) with respect to that certain prior and superior security interest granted in favor of Custodian in Pledgor Account to secure payment for Fees as defined in Section 5 of this Agreement, Digital Asset custody services, and other associated fees as and when due pursuant to the Custodial Agreement, or (b) as otherwise provided in this Agreement, Custodian has not received nor granted a security interest in Pledgor Account with respect to any Collateral, and will not do so while this Agreement is in effect;

c.	Custodian will not lend, rehypothecate, make margin loans, assign, invest use, comingle, otherwise dispose of, or otherwise use in its business, or take similar action with respect to any Collateral represented or deposited in Pledgor Account; and

d.	Custodian has not entered into any other agreements pursuant to which any person other than Pledgor, Custodian or Secured Party has been given authority to issue instructions or entitlement orders with respect to Pledgor Account or any property therein and will not do so while this Agreement is in effect.

(ii)	Pledgor and Secured Party each hereby represents, warrants and agrees that:

a.	Custodian will provide services under this Agreement only after each of Pledgor and Secured Party's successful completion of account acceptance process, as determined in Custodian's sole discretion. To complete the acceptance process, Pledgor and Secured Party shall each provide Custodian with information and documents, which include but are not limited to, information necessary for Custodian's compliance with the Bank Secrecy Act ("BSA"), and all laws and regulations relating to anti-money laundering ("AML"), Know-Your-Customer ("KYC"), counter-terrorist financing, sanctions screening requirements, or any other legal obligations, in each case, as determined by Custodian in its sole discretion;

b.	Any Collateral deposited into Pledgor Account are not proceeds of a crime;

c.	Pledgor and Secured Party are not directly or indirectly owned or controlled by any person or entity (a) included on the Specially Designated Nationals and Blocked Persons or the Consolidated Sanctions List maintained by the Office of Foreign Assets Controls ("OFAC") or similar list maintained by any government entity from time to time; or (b) located, organized, or resident in a country or territory that is the target of sanctions imposed by OFAC or any government entity;

d.	Pledgor and Secured Party will immediately notify the Custodian if either party become a target of any BSA or Digital Asset related action, investigation or prosecution;

e.	Pledgor and Secured Party will immediately notify Custodian of any changes in jurisdiction or material ownership and/or control; and

f.	Pledgor and Secured Party will provide Custodian full cooperation in connection with any inquiry or investigation made or conducted by the U.S. Office of the Comptroller of the Currency ("OCC"); and

g.	All actions by Pledgor and Secured Party under this Agreement, including but not limited to any instructions or notices to Custodian, shall be in compliance with the Transaction Agreement and pursuant to applicable law, and the underlying Transaction itself was effected in accordance with and pursuant to applicable law.

3.	INSTRUCTIONS.

(i)	Quorum Delegation.

a.           Secured Party and Pledgor hereby acknowledge and agree that should any instructions be given to Custodian to transfer out of Pledgor Account any funds or Digital Assets and/or to transfer, redeem, withdraw, disburse or liquidate any principal cash or Digital Assets balance then such instruction shall be effective only if made by a written instrument served upon Custodian in accordance with this Agreement (a "Withdrawal Instruction"). Custodian hereby represents that the Custodian agrees to not act on withdrawals, instructions, or "entitlement orders" (as defined in UCC §8-102(a)(8)) or any other instructions unless originated jointly by the Secured Party and by the Pledgor, or unless Custodian received a Notice of Exclusive Control (as defined below). Prior to the receipt by Custodian of a Notice of Exclusive Control Collateral shall at all times remain property of Pledgor subject to the interest and rights of Secured Party therein. Custodian hereby represents that it will not agree with any third party that Custodian will comply with Withdrawal Instructions or other instructions originated by such third party with respect to Pledgor Account.

b.  If an Event of Default (as defined in the Transaction Agreement) with respect to the Pledgor has occurred and is continuing, then the Secured Party may, subject to the terms of this Agreement, exercise sole and exclusive control of the Account and the Collateral held therein by delivering to Securities Intermediary a Notice of Exclusive Control containing each of the following: (1) a representation that an Event of Default has occurred and is continuing, and (2) a representation that Secured Party is entitled to exercise its rights and remedies with respect to the Collateral pursuant to the Transaction Agreement.

4.	NOTICE OF EXCLUSIVE CONTROL.

(i)	For the purposes of this Agreement, a "Notice of Exclusive Control" shall mean a written notification from Secured Party to Custodian (with mandatory copy to Pledgor) in substantially the form attached hereto as Exhibit A and delivered in accordance with Section 12 of this Agreement, that Secured Party has become entitled to and does in fact direct Custodian to cease complying with any and all instructions from Pledgor, or any other third party in regard to Pledgor Account and the Collateral and that Secured Party intends to exercise its rights under this Agreement and the Transaction Agreement, including the right to sell, collect, transfer or otherwise control Pledgor Account and the Collateral contained therein. Secured Party represents to the Pledgor that it will not deliver a Notice of Exclusive Control, unless and until an Event of Default has occurred and is continuing. Custodian shall not have any duty or obligation whatsoever of any kind or character to determine the validity, propriety, regularity of form or content of any Notice of Exclusive Control and represents that it shall accept any such Notice of Exclusive Control delivered in accordance with this Section 4.

(a)	The effective date with respect to a Notice of Exclusive Control("Effective Date of a Notice of Exclusive Control") shall be the beginning of the second Business Day (as defined below) on which Custodian has received the Notice of Exclusive Control; provided that Custodian may, at its individual option, act on the Notice of Exclusive Control at any time after actual receipt by Custodian (even if before the beginning of the second Business Day after Custodian has acknowledged receipt). A "Business Day" shall be any day that the New York Stock Exchange is open for the conduct of trading business.

(b)	Pledgor and Secured Party each acknowledge and agree that prior to the Effective Date of a Notice of Exclusive Control, it is the intention of both such Parties that Pledgor shall not have control over the Pledgor Account. Custodian shall be entitled to rely upon Withdrawal Instructions from Pledgor solely to the extent that any such Withdrawal Instructions have also been signed or delivered by Secured Party. Pledgor and Secured Party each acknowledge and agree that Custodian shall not have any duty or obligation whatsoever of any kind or character to determine the validity, propriety, regulator of form or content of any Withdrawal Instructions.

(ii)	After the Effective Date of a Notice of Exclusive Control, Pledgor and Secured Party each acknowledge and agree that Custodian will cease complying with any and all instructions concerning Pledgor Account from Pledgor and will comply with instructions from Secured Party, without further consent of Pledgor.

(iii)	After the calculation statement, pursuant to Section 6(d)(ii) of the Transaction Agreement, has been delivered to the Pledgor and the Effective Date of a Notice of Exclusive Control, the Secured Party shall immediately return the Collateral remaining in Deposit Account and Security Account (as applicable) to the Pledgor, as detailed in the calculation statement; provided that the Secured Party's right to all Collateral shall be for all of Pledgor's obligations to the Secured Party, whether now or hereafter arising, under or in connection with the Transaction Agreement, and the Pledgor acknowledges that the Secured Party may retain such portion of the Collateral as is necessary to satisfy all such obligations in full.

5.	FEES

(i)	As compensation for services provided by Custodian under this Agreement, Custodian shall be entitled to a tri-party fee in an amount equal to 0.20% per annum of the Collateral Amount ("Fee"). For avoidance of doubt, Pledgor Account is subject to Fees under this Agreement and the Custodial Agreement. As used herein, the "Collateral Amount" shall mean, solely for the purposes of this Section 5, the average daily balance of the Collateral in the Pledgor Account each month, calculated after the conclusion of each month, where the average daily balance is determined by adding each daily balance and dividing the sum of the daily balances by the number of days in such month (or in the case of the first month, by the number of days in such month following and including the date hereof). Daily balances are calculated by applying closing prices, as provided by CryptoCompare.com at the close of each day (UTC), or if unavailable, other reliable, reputable third-party pricing sources, selected at Custodian's sole discretion, to the end of day holdings in the Pledgor Account. If such source(s)' closing prices for certain Digital Assets are unavailable, or Custodian reasonably determines that such prices are unreliable due to low or inconsistent trading volumes, Custodian may use fixed pricing for such Collateral, which will be determined in Custodian's reasonable sole discretion.

(ii)	The Fee shall be payable by Pledgor monthly in arrears in immediately available U.S. Dollars or USD Coin to an account specified by Custodian; each of Pledgor and Custodian agree to pay and collect such Fees, respectively, upon the execution of this Agreement independent of the terms of the Custodial Agreement, with Custodian agreeing to halt its services under this Agreement if Pledgor fails to pay Fees within thirty (30) days of each invoice.

6.	INDEMNIFICATION.

(i)	Pledgor hereby indemnifies and holds harmless Custodian and its respective affiliates, and its and their directors, officers, employees, and agents (collectively referred to as the "Indemnified Parties") from and against any loss, claim, damage, expense, liability, joint or several, or any action in respect thereof, to which the Indemnified Parties may become subject, whether commenced or threatened, insofar as such loss, claim, damage, expense, liability or action arises out of or is based upon the execution, delivery or performance of this Agreement (collectively, "Claims"), but excluding any such Claim arising out of the bad faith, gross negligence or willful misconduct of the Indemnified Parties (collectively, "Excluded Claims"), and Pledgor shall reimburse the Indemnified Parties within ten (10) days following written demand for any legal or other expenses reasonably incurred by the Indemnified Parties in connection with investigation or preparing to defend or defending against or appearing as a third party witness in connection with any such Claim as such expenses are incurred. The Indemnified Parties shall promptly notify the Pledgor in writing of any Claim for which indemnification is sought under this Agreement; provided, however that failure to do so shall not relieve the Pledgor of its obligations hereunder except to the extent that the Pledgor is materially prejudiced thereby. The Indemnified Parties shall , to the extent required under applicable law, mitigate any losses, damages, or expenses relating to such Claim. The Pledgor shall have the right, but not the obligation, to assume and control the defense of any such Claim with counsel of its choosing, provided such counsel is reasonably acceptable to the Indemnified Parties; provided, that Pledgor has confirmed in writing to the applicable Indemnified Parties that such Claim is subject to indemnification hereunder. The Indemnified Parties shall reasonably cooperate in the defense, at Pledgor's expense. The Pledgor shall not settle any such Claim without the Indemnified Parties' prior written consent, which shall not be unreasonably withheld or delayed.

(ii)	Without limiting the foregoing, Pledgor shall hereby indemnify and hold harmless the Indemnified Parties against any and all Claims, including, without limitation, any and all court costs and reasonable attorneys' fees, arising out of or relating to:

a. Custodian acting on any Notice of Exclusive Control regardless of whether such notice is in breach of Transaction Agreement;

b. [Reserved]

c. any representations or instructions made to Custodian by Pledgor or by its agents, officers, directors or employees;

d. any refusal or failure of Pledgor to comply with the terms and conditions of this Agreement or any other agreement or understanding by or among Pledgor, or their respective agents, on one hand, and Custodian, on the other hand;

e. any act or omission of Pledgor with respect to the Collateral or Pledgor Account, including, without limitation, withdrawal of all or a portion of the Collateral; and

(iii)	Secured Party hereby indemnifies and holds harmless the Indemnified Parties from and against any Claims (other than Excluded Claims), insofar as:

a.	Custodian's acting on any Notice of Exclusive Control regardless of whether such notice is in breach of Transaction Agreement;

b.	[Reserved]

c.	any representations or instructions made to Custodian by Secured Party or by its agents, officers, directors or employees;

d.	any refusal or material failure of Secured Party to comply with the terms and conditions of this Agreement or any other agreement or understanding by or among Pledgor, Secured Party, or their respective agents, on one hand, and Custodian, on the other hand;

b.	representations or instructions made to Custodian by Secured Party or its agents, directors, officers or employees;

c.	any act or omission of Secured Party with respect to the Collateral or Pledgor Account, including, without limitation, withdrawal of all or a portion of the Collateral; and

d.	Secured Party shall reimburse the Indemnified Parties within ten (10) days following written demand for any out-of-pocket legal or other expenses reasonably incurred by the Indemnified Parties in connection with investigation or preparing to defend or defending against or appearing as a third party witness in connection with any such Claim as such expenses are incurred.

7.	LIMITATION OF LIABILITY. Custodian shall not have any duties or obligations except those expressly set forth herein or, to the extent applicable, in Article 8 of the Uniform Commercial Code as adopted in South Dakota as of the date of this Agreement and as modified or amended from time to time (the "UCC"). Without limiting the generality of the foregoing, Custodian shall not be subject to any implied duties and Custodian shall not have any duty to take any discretionary action or exercise any discretionary powers. None of Custodian, any affiliate of Custodian, or any officer, agent, stockholder, partner, member, director or employee of Custodian or any affiliate of Custodian shall have any liability, whether direct or indirect and whether in contract, tort or otherwise, (1) for any action taken or omitted to be taken by any of them hereunder or in connection herewith unless there has been a final judicial determination that such act or omission was performed or omitted in bad faith or constituted gross negligence or willful misconduct or (ii) for any action taken or omitted to be taken by Custodian at the express written (which may be via email) direction from Secured Party or Pledgor. In no event shall Custodian or Secured Party be liable for special, consequential or punitive damages. Custodian shall not be responsible for any of the following, to the extent such occurrences are beyond the reasonable control of Custodian: delays or failures in performance to the extent arising out of or resulting from, directly or indirectly, acts of God, hurricanes, tornadoes, earthquakes, floods or other natural disasters, acts of war or terrorism, civil or military disturbances, fires, epidemics, loss or malfunctions of utilities or communications services (provided that Custodian shall have communication services and data backup systems in place that are consistent with accepted practices in the applicable industry). The liabilities of Custodian shall be limited to those expressly set forth in this Agreement. With the exception of this Agreement, Custodian is not responsible for or chargeable with knowledge of any terms or conditions contained in any agreement referred to herein, including but not limited to the occurrence and/or existence of an "event of default" unless written notice thereof is received by Custodian. Custodian shall not be required to expend or risk any of its own funds or otherwise incur any liability, financial or otherwise, in the performance of any of its duties hereunder or in the exercise of any of its rights or powers if it has reasonable grounds, in its good faith determination after reasonable investigation, for believing that repayment of such funds or indemnity satisfactory to it against such risk or liability is not assured to it. No representation, warranty, covenant, agreement, obligation or duty of Custodian shall be implied with respect to this Agreement or the services of Custodian hereunder.

8.	DISCLAIMER. EXCEPT TO THE EXTENT EXPRESS SET FORTH HEREIN, THE SERVICES HEREUNDER ARE PROVIDED "AS IS" AND "AS AVAILABLE," WITHOUT WARRANTY OF ANY KIND, EITHER EXPRESS OR IMPLIED. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, CUSTODIAN EXPLICITLY DISCLAIMS ANY WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, OR NON-INFRINGEMENT, AND ANY WARRANTIES ARISING OUT OF THE COURSE OF DEALING OR USAGE OF TRADE. The Pledgor and the Secured Party further acknowledge and agree that Custodian has no obligation to inquire into, and shall not be liable for any damages or other liabilities or harm to any person or entity regarding any factual representations made by Pledgor or Secured Party relating to: (1) the ownership, validity or genuineness of any Collateral; (2) the authority of any person nominated by Pledgor or Secured Party ("Authorized Person") to act on behalf of the Pledgor or Secured Party under this Agreement; (3) the accuracy or completeness of any information provided by Pledgor, Secured Party, or any Authorized Person with respect to Collateral or any direction; or (4) the collectability, insurability, effectiveness, marketability or suitability of any Collateral, in each instance, except to the extent arising from the Custodian's or its affiliates' gross negligence, fraud, or willful misconduct. Pledgor and Secured Party additionally each understands and agrees that Custodian will follow the directions as set forth herein, is considered by this Agreement to be an "excluded fiduciary" under UCC §55-1B-2 and shall be released and held harmless for following the directions as set forth herein.

9.	RELIANCE. Custodian shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing delivered to Custodian under or in connection with this Agreement to the extent the same (i) authorizes such action or inaction and (ii) is believed by Custodian in good faith to be genuine and to have been signed or sent by the proper person. Custodian shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, entitlement order, approval or other paper or document. If at any time Custodian requests an instruction or clarification from Secured Party or Pledgor with respect to any action or omission in connection with this Agreement, Custodian shall be entitled (without incurring any liability therefor to any person) to refrain from taking such action and continue to refrain from acting unless and until Custodian shall have received written instruction from the relevant Party with respect thereto.

10.	GOVERNMENTAL ACTION; THIRD PARTIES. Pledgor and Secured Party each acknowledge and agree that if Custodian receives a levy or other instruction from a governmental, judicial or regulatory body including, but not limited to any self-regulatory organization, to transfer out any or all cash or Digital Asset positions from Pledgor Account or to withdraw or disburse cash or Digital Assets or any combination thereof, from Pledgor Account, then Custodian may comply with such order, without prior notice to or authorization from Pledgor or Secured Party; provided that Custodian shall provide to Pledger and Secured Party prompt notice of such levy or such other instruction.

11.	TERMINATION. This Agreement shall remain in full force and effect until receipt by Custodian of written notification by Secured Party that Secured Party is terminating this Agreement, provided, however, that Custodian may terminate this Agreement by sending at least sixty (60) days' advance written notice thereof to Pledgor and Secured Party. After such a time period Custodian may terminate this Agreement and, at its sole discretion, close Pledgor Account, upon delivering the assets in Pledgor Account (less any assets to which Custodian has a valid claim, subject to the terms hereof) to Secured Party. The provisions relating to Custodian's rights under Section 7 above and the provisions relating to indemnification contained in Section 6 above shall survive any termination of this Agreement; provided that the provisions relating to any obligation of indemnification, as to Secured Party, shall terminate on the date that is eighteen months after the date of termination of this Agreement.

12.	NOTICES; NOTICE TO CUSTODIAN. Any general notice to Custodian including a Notice of Exclusive Control shall be sent to Custodian via email to legal@anchorage.com and accountexecutive@anchorage.com and shall be effective as of the applicable effective date thereof. All other notices under this Agreement shall be effective when actually received. Any notices or other communications which may be required under this Agreement are to be sent or given to the Parties at the following addresses or such other addresses as may be subsequently given to the other Parties in writing:

If to Secured Party:	FalconX Charlie, Inc.
Notice Email: legal@falconx.io
Attention: Matt Whaley
Address: 1850 Gateway Drive
Suite 600
San Mateo, California 94404
United States

If to Pledgor:	Parataxis Holdings LLC
Notice Email: ed@parataxis.io,
rich@parataxis.com, thejas@parataxis.io with a copy to operations@parataxis.com
Attention: Edward Chin, Richard Lee and Thejas Nalval (c/o Parataxis Capital Management LLC) Address: 135 W 50th Street, Suite 200, New York, NY 10020

If to Custodian:	Anchorage Digital Bank N.A.
101S. Reid Street, Suite 307, #329 Sioux Falls, South Dakota 57103
E-Mail: legal@anchorage.com
AND collateralmanagement@anchorage.com

AMENDMENT. This Agreement may not be changed, amended or modified orally, but only by an agreement in writing and signed by Secured Party, Custodian and Pledgor.

13.	GOVERNING LAW. This Agreement shall be binding upon and inure to the benefit of the successors and assigns of the respective Parties hereto and shall be governed by, and construed in accordance with, the laws of the State of South Dakota as in effect as of the date of this Agreement and as modified or amended from time to time but such construction shall be without regard to conflicts of law principles. The State of South Dakota shall be Custodian's "jurisdiction" for purposes of UCC § 8-110. Custodian and Pledgor may not change the law governing Pledgor Account without Secured Party's express written agreement.

14.	JURISDICTION. Any dispute, claim, difference or controversy arising out of, relating to or having any connection with this Agreement, including any dispute as to its existence, validity, interpretation, performance, breach or termination or the consequences of its nullity and any dispute relating to any non-contractual obligations arising out of or in connection with it (a "Dispute") shall be submitted to the exclusive jurisdiction of any appropriate court located in the State of South Dakota or the United States District Court for South Dakota located in the city of Sioux Falls, South Dakota, as a forum for litigation. Each Party waives any objection which it may have at any time to the laying of venue of any Proceedings brought in any such court, waives any claim that such Proceedings have been brought in an inconvenient forum and further waives the right to object, with respect to such Proceedings, that such court does not have any jurisdiction over such Party.

15.	WAIVER OF JURY TRIAL. TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH PARTY WAIVES ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, CLAIM, OR PROCEEDING (INCLUDING ANY COUNTERCLAIM) OR ANY TYPE ARISING OUT OF OR DIRECTLY OR INDIRECTLY RELATING TO THIS AGREEMENT.

16.	BENEFIT OF AGREEMENT. This Agreement shall not be considered to create a joint venture or partnership between any of the Parties hereto. No party to this Agreement may utilize the name of any other party in any way without such other party's prior written consent.

17.	RELATIONSHIP TO CUSTODIAL AGREEMENT. In the event of any inconsistency between this Agreement and the Custodial Agreement, the terms of this Agreement shall govern. For avoidance of doubt, the Parties hereto agree that all interests, duties, and obligation with respect to Pledgor Account shall be subject to the Custodial Agreement.

18.	SEVERABILITY. If any provision of this Agreement shall be held to be invalid or unenforceable by any court or regulatory or self-regulatory agency or body, such invalidity or unenforceability shall attach only to such provision or condition. The validity of the remaining provisions and conditions shall not be affected thereby, and this Agreement shall be carried out as if any such invalid or unenforceable provision or condition were not contained herein.

19.	THIRD PARTIES. This Agreement is between the Parties hereto and is not intended to confer any benefits on third parties.

20.	DATA PRIVACY. All Parties hereto acknowledge and agree that the Data Processing Addendum provided at: https://anchorage-digital.docsend.com/view/8v28dnjv9wk25xtr shall apply to and is hereby incorporated into this Agreement. The Parties shall comply with and cause its representatives to comply with the terms and conditions set forth in the Data Processing Addendum.

l.	COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original or a copy, but all of which taken together shall constitute one and the same instrument. Delivery by a Party hereto of an executed signature page of this Agreement by facsimile or other electronic transmission (such as pdf) shall be binding on the other Parties hereto as if the original of such transmission had been delivered to such other Parties.

21.	ENTIRE AGREEMENT. Other than with respect to custodial fees which shall be as set forth in the Custodial Agreement and paid by Pledgor, this Agreement is the entire agreement, and supersedes any prior agreements and contemporaneous oral agreements, of the Parties concerning the subject matter hereof.

[No further text on this page; signatures follow]

IN WITNESS WHEREOF, the Parties, by their duly authorized representatives, execute and deliver this Agreement as of the Effective Date.

PLEDGOR:

PARATAXIS HOLDINGS LLC

By:	/s/ Edward Chin
Name:
Title:

SECURED PARTY:

FALCONX CHARLIE, INC.

By:	/s/ Matthew Whaley
Name:	Matthew Whaley
Title:	VP Treasurer

CUSTODIAN:

ANCHORAGE DIGITAL BANK NA

By:	/s/ Rachel Anderika
Name:	Rachel Anderika
Title:	Bank COO

EXHIBIT A

[Insert Letterhead of the Secured Party]

[•], 20[•]

Anchorage Digital Bank N.A.

Collateralmanagement@anchorage.com

Mandatory copy to:

Parataxis Holdings LLC

ed@parataxis.io, rich@parataxis.com, thejas@parataxis.io, operations@parataxis.com

To whom it may concern,

Re:	Notice of Exclusive Control

This is a Notice of Exclusive Control as defined in the Account Control Agreement dated as of [•], 2026, by and among you (the "Custodian"), us (the "Secured Party") and Parataxis Holdings LLC (the "Pledgor") (as currently in effect, the "Control Agreement"). Capitalized terms used in this Notice of Exclusive Control but not defined herein have the meaning assigned in the Control Agreement.

Pursuant to Section [4] of the Account Control Agreement, we hereby notify you that Secured Party has become entitled to and directs Custodian to cease complying with any and all instructions from Pledgor or any other third party in regard to the Pledgor Accounts and the Collateral. From and after the Effective Date of a Notice of Exclusive Control, you are directed to accept and execute Withdrawal Instructions solely from Secured Party and to no longer comply with any Withdrawal Instructions from Pledgor or any other third party.

The Secured Party represents and warrants to you and Pledgor that (i) an Event of Default (as defined in the Transaction Agreement) with respect to Pledgor has occurred and is continuing (i)) Secured Party is entitled to exercise its rights and remedies with respect to the Collateral pursuant to the Transaction Agreement.

[As an included Withdrawal Instruction, we direct you to send the Collateral in the Pledgor Accounts to us by the method and at the address indicated below.

Collateral transfer instructions: [•]]

*        *        *        *        *

Very truly yours,

FALCONX CHARLIE, INC.

By:

Name:

Title:

Notice of Exclusive Control